Debt Investor Presentation Six Months ended June 30, 2006 SLM Corporation

Forward Looking Statements Forward Looking Statements - This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. When used in this report, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify forward looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and yield on student loans under the Federal Family Education Loan Program ("FFELP") or result in loans being originated or refinanced under non-FFELP programs or may affect the terms upon which banks and others agree to sell FFELP loans to SLM Corporation, more commonly known as Sallie Mae, and its subsidiaries (collectively, "the Company"). In addition, a larger than expected increase in third party consolidations of our FFELP loans could materially adversely affect our results of operations. The Company could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition of our Managed FFELP and Private Education Loan portfolios; a significant decrease in our common stock price, which may result in counterparties terminating equity forward positions with us, which, in turn, could have a materially dilutive effect on our common stock; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; losses from loan defaults; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services. "Core Earnings" Performance Measures - The following presentation includes "Core Earnings" performance measures. A presentation of the most comparable GAAP financial measures and a reconciliation of the "Core Earnings" performance measures to the most directly comparable GAAP financial measures are included in the our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, which are available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). U.S. Government Guaranteed Student Loans - The following presentation contains references to U.S. Government guaranteed student loans. All such references are to loans made in compliance with the Federal Family Education Loan Program ("FFELP"), under Title IV of the Higher Education Act, to finance educational costs. As more fully described in our most recent quarterly earnings release, quarterly earnings report on Form 10-Q and annual report on Form 10-K, available on our website at (http:// www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo) and on the SEC's website (http://www.sec.gov), the federal guarantee of FFELP loans is conditioned on loans being originated, disbursed and serviced in accordance with U.S. Department of Education regulations. In addition, unless a loan default results from the borrower's death, disability or bankruptcy, the federal government guarantees only 98 percent of the principal balance (97 percent on loans disbursed after July 1, 2006) plus accrued interest and the holder of the loan generally must absorb the two percent (three percent after July 1, 2006) not guaranteed as a loss on the loan ("Risk Sharing"). FFELP loans serviced by a servicer that has an Exceptional Performer designation from the U.S. Department of Education are not subject to Risk Sharing and receive 100% reimbursement on default claims (99 percent reimbursement on default claims filed after July 1, 2006). Additional Information - The following presentation contains certain information about the Company that management believes is important to investors, but should be read in conjunction with other material information about the Company, including, but not limited to, the operational, market and interest rate, political and regulatory, liquidity, credit, and consolidation loan refinancing risks that the Company faces. For a discussion of the risks described above as well as additional information about the Company you should refer to our most recent quarterly earnings release, quarterly report on Form 10-Q and annual report on Form 10-K, available on our website at (http://www2.salliemae.com/investors/stockholderinfo/earningsinfo) and (http://www2.salliemae.com/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). For a discussion of the specific characteristics of any specific security, you should refer to the pricing supplement, prospectus supplement and/or prospectus applicable to that security.

SLM Corporation Overview

SLM Corporation #1 originator, servicer and collector of student loans in the vital and growing U.S. education lending market Fully independent private sector company, traded on the NYSE with a market capitalization of $22 billion(1) $130 billion managed student loan portfolio, 85% of which is U.S. government guaranteed(1) Consistently profitable since its founding in 1972, through various interest rate and economic cycles Issued $5 billion of 'A2/A/A+' corporate debt and $18 billion of predominantly 'Aaa/AAA/AAA' asset-backed securities during 1H 2006(1) Scored a perfect '10' out of 10 for corporate governance in a recent evaluation by Governance Metrics International (1) As of June 30, 2006. (1) As of June 30, 2006.

SLM Corporation Update Managed student loan outstandings increased to $130B, up 12% vs. the prior year "Core Earnings" net income increased to $607 million, up 13% vs. the prior year On July 1, 2006, borrower rates on federal student loans increased, creating a $7B pipeline of loan consolidation volume to be processed by SLM in the third quarter In June 2006, Congress repealed the single-holder rule, allowing SLM and others to solicit consolidation loans from other lenders' Stafford and PLUS borrowers Also in June, the company agreed to acquire UPromise, a provider of college savings plans for parents New student loan legislation passed in February 2006 and effective July 1, 2006 is not expected to have a material impact on SLM's growth or earnings Six Months ended June 30, 2006 -

A Brief Corporate History (1) Currently known as the Federal Family Education Loan Program (FFELP). SLM Corporate Debt Ratings SLM Corporate Debt Ratings SLM Corporate Debt Ratings SLM Corporate Debt Ratings SLM Corporate Debt Ratings Moody's Moody's S&P Fitch Long-Term A2 A2 A A+ Short-Term P-1 P-1 A-1 F1+ Outlook Stable Stable Stable Stable Managed Loan Portfolio (as of June 30, 2006) Managed Loan Portfolio (as of June 30, 2006) Managed Loan Portfolio (as of June 30, 2006) Managed Loan Portfolio (as of June 30, 2006) Managed Loan Portfolio (as of June 30, 2006) Loan Type Loan Type $B $B % FFELP Loans FFELP Loans $111.1 $111.1 85% Private Education Private Education 19.0 19.0 15% Total Portfolio Total Portfolio $130.1 $130.1 100% Congress establishes, as a GSE, the Student Loan Marketing Association or "Sallie Mae" 1995 Privatization of Sallie Mae approved by Congress, SLM Corporation holding company created GSE dissolved... SLM Corporation becomes a fully independent, private sector corporation 1972 1997 2004 Sallie Mae completes its first 'AAA-rated' guaranteed student loan securitization SLM Corporation issues 'single-A' rated unsecured corporate debt 2000 1965 Congress creates the Guaranteed Student Loan Program (1) 2006 SLM Corporation mission expanded to include college savings

Pre- and Post-GSE Wind-Down (1) SLM Preferred Channel market share based on federal fiscal year 1999 and 2005 total FFELP and FDLP net commitment figures. Source: U.S. Department of Education. (2) Weighted average cost of US$ LIBOR issuance for the period, including amortized issuance costs. 1999 figure includes 30 b.p. federal offset fee on GSE loans. (3) Adjusted for items disclosed separately, as described in the Company's first quarter 2006 earnings release. Pre- Wind-Down Full Year 1999 Post- Wind-Down Full Year 2005 Moodys/S&P/Fitch Senior Debt Rating A3/A+/A A2/A/A+ Market Share of Federal Student Loan Originations(1) 15% 27% % of Loans Funded by the GSE 63% 0% Wtd. Average Life to Call of Managed Liabilities 2.0 yrs 5.6 yrs Wtd. Average US$ LIBOR Debt Issuance Costs(2) L + 20 bp L + 18 bp "Core Earnings" Net Income $405 mil $1.1B(3) "Core Earnings" Student Loan Spread 1.78% 1.76%(3) "Core Earnings" Fee & Other Income as a % of Revenue 9% 30%(3) Total Managed Assets $64B $139B Shareholders' Equity $0.8B $3.8B Tangible Equity/Total Managed Assets 1.2% 1.9%

What Makes SLM Corporation Unique Limited Credit Risk 85% of student loans carried a U.S. government guarantee as of June 30, 2006 Total student loan losses were only 0.10% of managed student loans YTD June 30, 2006 Limited Exposure to Interest Rate and Economic Cycles Interest rate sensitivities of floating rate assets closely matched with floating rate liabilities Growth and earnings not historically tied to interest rate or economic cycles Conservative Risk-Adjusted Capitalization Tangible equity covered loan losses by 22x at June 30, 2006 vs. a median of 12x for 'Aa' U.S. banks Pre-tax income covered loan losses by 15x YTD June 30, 2006 vs. a median of 5x for 'Aa' U.S. banks Frequent Issuer with Stable Spreads Frequent issuer, with active secondary markets made in both its corporate bonds and ABS 'AAA' ABS and 'A' corporate debt, 1-30 years, floating or fixed, US$, Euro and other currencies Highly stable spreads Note: 'Aa' bank comparisons based on full year 2005 median ratios for Citigroup, Bank of America, JPMorgan Chase, Wachovia and Wells Fargo. Source: SNL Securities database and SEC filings.

The U.S. Student Loan Market

Federal Loans Private Loans Scholarships, Grants Parent/Student Contributions Billions of Dollars 67 19 75 61 Source: Based on estimates by Octameron Associates, "Don't Miss Out," 29th Edition; College Board, "2005 Trends in Student Aid"; and Sallie Mae. Includes tuition, room, board, transportation and miscellaneous costs for two and four year college degree granting programs. Sources of Funding for College Attendance Academic Year 2005-2006 ($billions) Total Cost - $222 Billion Parent/Student Contributions Scholarships, Grants, Other Federal Student Loans Private Education Loans Sources of Funding for Higher Education in the U.S.

Trends in U.S. Higher Education Spending 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 Enrollment 14.279 14.262 14.368 14.502 14.507 14.791 15.312 15.928 16.612 16.91 17.095 17.35 17.664 17.975 18.351 18.64 18.816 18.973 19.132 19.29 19.47 millions Student Enrollment Projections Degree Granting Institutions Projected Actual Source: National Center for Education Statistics, U.S. Census Bureau and The College Board. Average per student cost of attendance in current dollars, including tuition, fees and on-campus room and board. Average Cost of College Attendance Cumulative % Increase

Source: Postsecondary Education Opportunity, U.S. Census Bureau. Unemployment data as of 2003. Average annual income figures for 2004. Represents average earnings for a full time, year-round worker over age 25. Higher Education's Return on Investment Less than H.S. High School Some College Associate Bachelor's Master's Doctorate Professional Average Annual Income 23997 36182 42663 43922 62660 78351 103903 128942 Unemployment 0.084 0.055 0.052 0.04 0.033 0.029 0.021 0.017 Income and employment are strongly correlated to educational attainment

Education and Unemployment Over Time Average = 5.42% Min = 3.8% Max = 7.8% Average = 2.41% Min = 1.5% Max = 3.4% The relationship between education and unemployment has been relatively constant over time Source: Bureau of Labor Statistics.

The Federal Family Education Loan Program or "FFELP" Provides banks and others an explicit U.S. government guarantee and a guaranteed yield on student loans made pursuant to the FFELP program Loan pricing, terms and maximum borrowing limits set by Congress Available to undergraduate students, graduate students and their parents Floating or fixed rate loans, with 10 to 30+ year maturities and payments typically deferred until after graduation Borrower outstandings typically range from $5,000 to $25,000, although balances sometimes exceed $100,000 for graduate students The Federal Family Education Loan Program ("FFELP") -

Growth in Federally Supported Student Loan Originations In 2005, more borrowers took out more FFELP loans with higher loan balances than ever before Total federal student loan originations, including both FFELP and FDLP loans(1), increased by 9% in 2005, following a 13% increase in 2004 The U.S. Department of Education is projecting 8% average annual growth in federal student loan volume through 2012, without consideration for pending increases in FFELP loan limits (1) Source: U.S. Department of Education. Based on net commitments, fiscal year ended September 30. Includes both FFELP and FDLP loans. 2000 2001 2002 2003 2004 2005 2006E 2007E 2008E Federal Student Loan Originations (Actual) 33.2553186 35.157 39.798 45.711 51.786 56.214 0 0 Federal Student Loan Originations (Projected) 0 0 0 0 0 60.6 66.1 72.1 YOY Growth Rate 0.1 0.06 0.13 0.15 0.13 0.09 0.08 0.09 0.09 Stable, Long-Term Growth -

The Private Education Loan Market Consumer loans made to students and parents specifically to fund the cost of undergraduate, graduate and other forms of post-secondary education Typically used to bridge the funding gap between grants, aid and FFELP loans, and the increasing cost of higher education Supplement U.S. Government guaranteed student loans, but not guaranteed by the U.S. Government Typically offered with floating interest rates, with loan margins set based on the credit quality of the borrower Generally 5 to 15 years in maturity, with terms similar to those offered under the guaranteed student loan program Typically non-dischargeable in bankruptcy Private Education Loans -

Private Education Loan Market Demand Private education loans help bridge the gap between funding available through government- sponsored programs and the rapidly increasing cost of education Cost of College AY 2005-2006 Based on a Four-Year Term Full-Time Private School Full-Time Public School 127644 62264 FFELP Funds Available 17125 17125 FFELP Limit $17,125 Cost of attendance gap FFELP Limit $17,125 Source: College Board. Cost of college includes tuition, fees, room and board, transportation and other expenses for degree granting institutions. FFELP loan limits as of year ended December 31, 2005. FFELP loan limits increase to $19,000 on July 1, 2007. Cost of College AY 1995-1996 Based on a Four-Year Term Full-Time Private School Full-Time Public School 69528 26972 FFELP Funds Available 17125 17125 FFELP Limit $17,125 Cost of attendance gap FFELP Limit $17,125

As a result of strong demand for alternative sources of funding for higher education, private education loan originations have experienced consistent growth Private Education Loan Market Growth (1) Source: Estimates by The College Board, "Trends in Student Aid", and Sallie Mae. Figures for academic years ended June 30.

Federal Student Loan Legislation

Federal Student Loan Legislation New student loan legislation passed in February 2006 and effective July 1, 2006 is not expected to have a material impact on SLM's growth or earnings Changes include... Modest increase in FFELP loan borrowing limits effective July 1, 2007 Eligibility of graduate students for PLUS Loans Borrower rates fixed at 6.8% for Stafford and 8.5% for PLUS loans, but no change in loans' effective floating rate yield to lenders Lender reinsurance reduced from 100% to 99% for servicers designated as Exceptional Performers and 98% to 97% for all others Lenders required to rebate floor income on new loans, recycling of 9.5% loans ended, in-school and "Super 2-Step" consolidation loans eliminated In June 2006, Congress repealed the single-holder rule, allowing SLM and others to solicit consolidation loans from other lenders' Stafford and PLUS borrowers

Political Change and SLM Earnings Growth Past legislation, no matter how radical, has not had a long-term impact on SLM's earnings Based on SLM Corporation "Core Earnings" net income 1996-2006, "core" net income 1993-1995 and GAAP net income for earlier periods. 2004 figure adjusted for costs associated with the wind-down of the GSE and other items disclosed separately. Permitted FFELP loan yield spread subsequent to 1995 represents an estimated weighted average of in-school and repayment yields on FFELP loans. SLM Net Income (1) Impact of Changes in Student Loan Legislation on SLM Net Income 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 1H 2006 SLM Net Income (1) 290 334 391 388 345 350 367 384 381 405 492 624 690.3 925.9 986 1131 607 Permitted FFELP Loan Yield (2) 325 325 310 310 310 290 290 290 260 260 260 260 260 260 260 260 260 1992 - FFELP yield lowered 15 b.p. 1993 - Federal Direct Loan Program initiated 30 b.p. funding charge assessed to SLM 105 b.p. fee imposed on consolidations 1998 - FFELP yield lowered 30 b.p. 1997 - Privatization Act 1995 - FFELP yield lowered 10 b.p. 2006 - FFELP lender yield authorized thru 2012

SLM Business Fundamentals

SLM "Core Earnings" Revenue Mix Net interest income from student loans made up 69% of net revenue in 1H 2006 The remaining 31% of net revenue was derived primarily from fee generating businesses Debt Management & Collections Operations, primarily related to student loans Guarantor Servicing for student loans Other sources, including late fees on student loans 9/30/2004 Net interest income 0.69 Other 0.09 Guarantor Servicing 0.04 Debt Management & Collections 0.18 Note: Figures as of six months ended June 30, 2006, before provisions for losses. Adjusted for items separately disclosed in the Company's quarterly earnings releases. 1H 2006 Revenue Breakdown -

SLM's Loan Origination Model Sallie Mae originates student loans primarily through schools' financial aid offices, and services and collects those loans throughout their life cycle Sallie Mae's Primary Loan Origination Model Students and Parents College Financial Aid Office Preferred Channel Lending Partners Proceeds Loans Services Origination Servicing Collections Loan Applications

SLM's Competitive Advantage Vertically Integrated Origination/ Servicing/Collections Strong National and Regional Brands State-of-the-Art Loan Delivery Platform Largest and Most Experienced Sales Team Breadth of Products and Services $130B of managed loans Over 10 million customers Over 6,000 schools Economies of Scale Singular Focus and Scale SLM has a distinct competitive advantage in all facets of the education loan market Note: Figures as June 30, 2006.

Federal Student Loan Market Share 1999 2000 2001 2002 2003 2004 2005 Sallie Mae 0.15 0.17 0.23 0.25 0.25 0.26 0.27 Federal Student Loan Originations (FFY 2004-2005) Federal Student Loan Originations (FFY 2004-2005) Federal Student Loan Originations (FFY 2004-2005) Federal Student Loan Originations (FFY 2004-2005) Federal Student Loan Originations (FFY 2004-2005) Rank Lender 2005 Market Share 1999 Market Share 1 Sallie Mae 27% 15% 2 Federal Govt 22% 32% 3 Citibank 5% 6% 4 Bank of America 4% 5% 5 Wells Fargo 4% -- SLM Historical Market Share of Federal Student Loan Originations (1) SLM Preferred Channel market share based on federal fiscal year 1999 and 2005 total FFELP and FDLP net commitment figures. All figures for federal fiscal year ended September 30. Source: U.S. Department of Education and SLSA Servicing Volume Survey.

Higher Ed Tuition Answer Career Training Private Ed Loans 14.3 1.5 2.1 SLM's Private Education Loan Portfolio $19.0B outstanding at June 30, 2006 15% of SLM's managed student loan portfolio High average FICO scores Risk-based pricing Approximately 50% of loans with co-borrowers, typically parents Higher education loans typically non-dischargeable in bankruptcy Graduate students represented 29% of higher education loans Integrated underwriting, servicing and collections (1) All figures for the six months ended June 30, 2006. Private Education Loan Portfolio Characteristics(1) -

Private Education Loan Portfolio Trends Private Education Loan portfolio performance trends are very stable, in part as a result of sound underwriting, pricing, servicing and default management practices 2003 2004 2005 1H 2006 Net Charge-Offs 0.0185 0.0192 0.0189 0.0137 Private Education Loan Spread 0.0475 0.0424 0.0462 0.0498 (1) "Core Earnings" Private Education Loan spread, before provision. Annualized net charge-offs as a percentage of average Managed Private Education Loans in repayment.

Debt Management, Guarantor Servicing and Other Income Debt Management & Collections Operations - 18% of operating revenue (1) Variable cost, low overhead business Consistent, recurring earnings stream Guarantor Servicing - 4% of operating revenue (1) 29% share of the FFELP guarantor servicing market (3) Consistent, recurring earnings stream Other Fee Income - 9% of operating revenue (1) Late fees, third-party servicing fees, etc. In total, two thirds of SLM's fee and other income was derived from education-related sources 2003 2004 2005 1H 2006(1) % of Operating Revenue 0.27 0.29282 0.302 0.31 Other Fee Income 202 287 275 115 Guarantor Servicing 128 120 115 60 Debt Management 259 340 527 306 Six months ended June 30, 2006, adjusted for items disclosed separately in the Company's quarterly earnings release. Operating revenue as a percentage of net interest income before provision plus other operating revenue. Years 2002 - 2005 operating revenue and fee and other income adjusted for items disclosed separately in the Company's quarterly earnings releases. Guarantor services market share data as of March 31, 2006. Source: NSLDS. $589 $747 $917 Fee & Other Income - $513

What Makes SLM a Unique Credit

Net Charge Offs East 0.9989 0.0011 Private Credit Loans Net Charge Offs East 0.9903 0.0097 Extremely Low Loan Losses FFELP Loans Net Charge Offs 0.9998 0.0002 + = Private Education Loans U.S. Government Guaranteed Loans Net Charge-Offs = 0.00% Net Charge-Offs (1) = 0.67% Total Net Charge-Offs (1) = 0.10% SLM's net charge-offs represented 0.10% of managed student loans for the six months ended June 30, 2006, compared to the 2005 median of 0.83% for 'Aa' banks and 4.20% for highly rated finance companies(1)(2) (1) Managed FFELP and Private Education Loan net charge-offs as a percentage of average managed FFELP and Private Education Loan assets. Managed Private Education Loan net charge-offs as a percentage of average managed Private Education Loans in repayment was 1.37% for the six months ended June 30, 2006. U.S. 'Aa' banks include Citicorp, JP Morgan Chase, Bank of America, Wells Fargo and Wachovia. Non-bank financials include American Express, CIT, Countrywide, MBNA and Capital One. MBNA data as of September 30, 2005, all others as of December 31, 2005. Source: SNL Securities database and SEC filings. Total Managed Student Loan Portfolio

Limited Interest Rate Risk Fund floating rate assets with floating rate liabilities of comparable duration Convert newly issued debt to US$ floating rates at the time of issue with interest rate swaps, currency swaps and interest rate caps Manage a limited amount of basis risk only, primarily between CP and LIBOR Monetize floor income using floor contracts SLM's Interest Rate and Currency Hedging Philosophy -

Net Interest Margin Extremely low loan losses and match funding of interest rate sensitivities of floating rate assets and floating rate liabilities make SLM's net interest margin highly stable Stable Net Interest Margin Note: Based on SLM Corporation "Core Earnings" results 1998-2005 and GAAP results for earlier periods.

Low Operating Expenses SLM's operating expenses stood at only 38% of operating revenue in 2005(1), following three years of steady improvement SLM's operating efficiency ratio far outdistanced that of its peers from 2001 through 2005 (1)(2) 2001 2002 2003 2004 2005 SLM Corp 0.4 0.37 0.36 0.36 0.38 Specialty Finance Cos. 0.61 0.58 0.55 0.58 0.59 'Aa' Banks 0.61 0.6 0.59 0.59 0.58 (1) SLM figures based on operating expense as a percentage of net interest income after provision plus fee and other income, adjusted for items disclosed separately in the Company's quarterly earnings releases. (2) Based on ratio of operating expenses as a percentage of operating revenue for Citibank, Bank of America, Wells Fargo, Wachovia and JP Morgan and for specialty finance companies American Express, CIT, Countrywide, MBNA and Capital One. MBNA data as of September 30, 2005, all other as of December 30, 2005. Source: SNL Securities database and SEC filings. Unmatched Operating Efficiency -

Highly Stable and Predictable Earnings SLM has generated highly consistent earnings and cash flow since its inception in 1973 Steady growth in the student loan market, the guaranteed nature of SLM's assets and strict asset and liability management policy protect SLM from economic and interest rate cycles "Core Earnings" net income 1996-2005, "core" net income 1993-1995 and GAAP net income for earlier years. 2004 "Core Earnings" net income adjusted for costs associated with the wind-down of the GSE and other items disclosed separately in the Company's quarterly earnings releases. 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 SLM Earnings 290 334 391 388 345 350 367 384 381 405 492 624 690.3 925.9 986 1131 T-Bill Rates 0.075 0.0538 0.0343 0.03 0.0425 0.0549 0.0501 0.0506 0.0478 0.0464 0.0582 0.034 0.0161 0.0101 0.0137 0.041 Real GDP (2) 0.0542 0.0345 0.03 0.03 0.04 0.03 0.04 0.05 0.05 0.06 0.05 0.01 0.019 0.03 0.044 0.032 Interest Rates SLM Net Income (1) GDP Growth Highly Predictable Earnings -

Highly Stable Earnings Between 2001 and 2005, SLM's "Core Earnings" ROA displayed less than 1/3 the average volatility of leading 'Aa' banks and 1/5 the average of highly rated finance companies(1) SLM's earnings have not in the past been subject to the significant operating risks - trading losses, loan write-offs, restructuring charges or litigation expenses - experienced by others 2001 2002 2003 2004 2005 SLM 100 116 120 116 118 Citicorp 100 99 106 87 115 Wells Fargo 100 140 142 146 143 Bank of America 100 135 147 144 136 Wachovia 100 193 209 213 238 JP Morgan 100 96 378 200 313 - JP Morgan - Wells Fargo - Citicorp - Bank of America (1) SLM ROA based on "Core Earnings" net income and average managed assets. Comparative ROA based on GAAP net income and total assets. Volatility calculation based on standard deviation of ROA. MBNA data as of September 30, 2005, all others as of December 31, 2005. Source: Bloomberg and SLM. 2001 2002 2003 2004 2005 SLM 100 116 120 116 118 Amex 100 201 209 217 284 Countrywide 100 97 166 106 91 MBNA 100 107 95 111 118 Capital One 100 100 100 113 93 - SLM Corp - Countrywide - Capital One - MBNA - American Express - SLM Corp - Wachovia Highly Stable "Core Earnings" -

Strong Risk-Adjusted Capitalization

Strong Risk-Adjusted Capitalization 2005 Medians for 'Aa' U.S. Banks / Investment Grade Finance Cos.(4) 2004 2005 YTD 1H 2006 2005 Medians for 'Aa' U.S. Banks / Investment Grade Finance Cos.(4) Tangible Equity/Managed Assets(1) 1.6% 1.9% 2.2% 4.9% / 7.3% Tangible Equity/Net Charge-Offs(2) 15x 16x 22x 12x / 6x Pre-Tax Income/Net Charge-Offs(3) 12x 12x 15x 5x / 2x SLM Corp Not a risk adjusted capital ratio Risk adjusted ratios SLM's leverage compares extremely favorably to 'Aa' banks and other non-bank financials when measured relative to actual loss experience (1) GAAP tangible stockholders' equity as a percentage of total managed assets. (2) Average GAAP tangible equity including preferred stock to net charge-offs. SLM net charge-offs based on total managed loans. (3) SLM ratios based on "Core Earnings" pre-tax income, adjusted for items disclosed separately in the Company's quarterly earnings releases. (4) 2005 medians for major 'Aa' rated banks Citicorp, Wells Fargo, Bank of America, Wachovia and JP Morgan, and investment grade specialty finance companies American Express, CIT, Countrywide, MBNA and Capital One. MBNA data as of September 30, 2005, all others as of December 31, 2005. Managed assets and managed net charge-offs used when available. Source: SNL Securities database and SEC filings.

Funding Diversity and Liquidity

Term ABS ABCP Commercial Paper Global MTNs Foreign Currency Extendibles Retail Notes Convertible Debt Other YE 2005 98.8 5 0 21.5 10.3 5.2 3.9 2 0 Funding Sources At June 30, 2006, ABS represented 71% and unsecured corporate debt 29% of SLM's $147 billion of total managed debt outstanding Note: Totals may not add due to rounding.

SLM has issued $ billion of long-term, non-GSE corporate debt and asset-backed securities over the past three years, across a broad range of maturities - New Issuance Volume 2003 2004 2005 6 mo. 2006 Corporate Debt Issuance (1) $15B $15B $10B $5B Term Asset-Backed Securities Issuance (1) $31B $30B $27B $18B Total Term Debt Issuance $46B $45B $37B $23B Range of Maturities in Years 1 - 40 1 - 30 1 - 30 1 - 30 Average Life to Call in Years 5.6 5.8 6.5 7.0 Average Cost of Funds vs. US$ LIBOR (2) +31 bp +25 bp +18 bp +19 bp (1) Excludes issuance under SLM's $5.5 billion corporate and $5 billion asset-backed commercial paper programs. (2) Swapped equivalent spread, including amortized issuance costs. Includes SLM corporate debt and term asset-backed securities. SLM Corporate Debt and ABS Issuance

January 1, 2005 - June 30, 2006 Managed Debt Issuance by Currency, Investor Geography and Issue Type Since January 1, 2005, SLM has issued 61 term ABS and corporate debt securities in eight different currencies to more than 550 institutional investors around the globe(1) Funding Diversity By Currency By Investor Geography (1) Period beginning January 1, 2005 and ending June 30, 2006. By Issue Type

Excess Liquidity At June 30, 2006, SLM maintained significant excess liquidity... Enough liquidity in unrestricted cash, investments and unused committed credit lines to repay 20 months' debt maturities Enough additional liquidity in its readily saleable, unencumbered FFELP loan portfolio to meet 7 years' debt maturities At June 30, 2006, short term debt represented only 3% of total managed debt Sources of Liquidity ($billions) - Available June 30, 2006 Sources of Primary Liquidity: Unrestricted Cash & Investments $5.4 $5.5B CP and Bank Lines 5.5 $5.0B Asset-Backed CP Program 0.0 Total Sources of Primary Liquidity $10.9 Stand-by Liquidity: Unencumbered FFELP Loans 24.7 Total Primary and Stand-by Liquidity $35.6

Dealers in SLM Corporate Debt and ABS SLM utilizes a broad base of dealers globally, promoting liquidity in its corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS corporate bonds and ABS

SLM Corporate Debt Program

SLM Corporate Debt Issuance Volume Issuance Type 2003 2004 2005 2005 6 mo. 2006 6 mo. 2006 US$ Global and Medium Term Notes $ 9.1 $ 6.4 $ 4.5 $ 4.5 $ 1.9 $ 1.9 Foreign Currency Denominated(2) 0.6 4.2 4.0 4.0 1.5 1.5 Extendible Notes 1.7 2.5 1.0 1.0 1.0 1.0 Retail Note Program 1.1 1.8 0.8 0.8 0.3 0.3 Convertible Debentures 2.0 0.0 0.0 0.0 0.0 0.0 Total Corporate Debt Issuance $ 14.5 $ 14.8 $ 10.3 $ 10.3 $ 4.7 $ 4.7 SLM Corporate Term Debt Issuance Volume ($ billions) (1) - Excludes average outstandings under SLM's commercial paper program, representing $165 million for the six months ended June 30, 2006 and $345 million for the full year 2005. US$ equivalent at the time of issuance.

Representative SLM Corporate Benchmark Debt Issues Representative US$ & Euro Benchmark Corporate Debt Issues Issue Issue Date Issue Size (mil) Rating Coupon Maturity USD - SLM Corp Feb '03 $800 A2/A/A+ 3.625% Mar '08 SLM Corp Nov '03 $1,000 A2/A/A+ 4.000% Jan '09 SLM Corp Jul '05 $2,000 A2/A/A+ L+14 Jul '09 SLM Corp Jul '05 $1,250 A2/A/A+ 4.500% Jul '10 SLM Corp Jul '06 $2,000 A2/A/A+ L+16 Jul '10 SLM Corp Mar '06 $1,000 A2/A/A+ L+20 Mar '11 SLM Corp Apr '06 $750 A2/A/A+ 5.450% Apr '11 SLM Corp Apr '04 $1,000 A2/A/A+ 5.375% May '14 SLM Corp Jul '03 $750 A2/A/A+ 5.625% Aug '33 Euro - SLM Corp Jul '03 €500 A2/A/A+ 3.250% Jul '08 SLM Corp Jun '05 €300 A2/A/A+ Euribor+15 Jun '09 SLM Corp Oct '05 €500 A2/A/A+ Euribor+25 Dec '10 SLM Corp Apr '04 €750 A2/A/A+ Euribor+35 Apr '11 SLM Corp Sep '05 €750 A2/A/A+ 3.125% Sep '12 SLM Corp Jun '06 €700 A2/A/A+ Euribor+33 Jun '13 SLM Corp Mar '04 €1,250 A2/A/A+ 4.750% Mar '14

Consistent Credit Spread Performance SLM Corp 10 Year Bond Spreads vs. Leading 'Aa' Banks and Finance Companies SLM trades at spreads comparable to those of the leading 'Aa' U.S. banks Source: Various dealers. As of July 26, 2006. SLM Corp 10 yr spread for 4/02 thru 8/02 estimated based on 5 yr issue spreads. Initial SLM 10 yr benchmark issued 8/02. 'Aa' bank index includes Citigroup, Wells Fargo, Bank of America, Wachovia and JPMorganChase. Non-bank index includes American Express, CIT, Capital One and Countrywide. SLM Corp 'Aa' Banks Non-Bank Financials Current 32 20 41 Max 87 85 303 Min 22 19 24 Mean 44 38 87 Std Dev 13 15 61

SLM Corporation ABS Program

SLM ABS Issuance Volume 2003 2004 2005 6 mo. 2006 Non-Consolidation FFELP ABS $ 5.8 $10.1 $ 6.6 $ 5.1 Consolidation FFELP ABS 21.0 17.4 17.1 8.8 Private Credit ABS 3.8 2.8 3.4 4.5 Total ABS Issuance $ 30.6 $ 30.3 $ 27.0 $ 18.4 SLM ABS Term Issuance Volume ($ billions) (1) - (1) Excludes outstandings under SLM's asset-backed commercial paper program.

SLM ABS Structures Recent SLM new issue ABS Structures - Non-Consolidation FFELP Consolidation FFELP Private Education Loans Issue $2.6B SLM Trust 2006-3 $3.1B SLM Trust 2006-5 $2.3B SLM Trust 2006-B Pricing Date March 2, 2006 June 9, 2006 June 1, 2006 Collateral US Govt. Guaranteed FFELP Stafford and Plus Loans US Govt. Guaranteed FFELP Consolidation Loans Non-Guaranteed Private Education Loans Initial Pricing CPR(1) 12% CLR Ramp (0%-8% over 10 yrs) 4% Tranching Moody's Amt AL(1) Pricing A-1 Aaa $687 1.0 L -2 A-2 Aaa $825 3.0 L+0 A-3 Aaa $335 5.0 L+4 A-4 Aaa $483 7.0 L+8 A-5 Aaa $162 8.4 L+10 B Aa1 $77 8.4 L+20 Moody's Amt AL(1) Pricing A-1 Aaa $317 1.0 L -3 A-2 Aaa $482 3.0 L -1 A-3 Aaa $326 5.0 L+3 A-4 Aaa $507 7.0 L+8 A-5 Aaa $591 10.0 L+11 A-6A Aaa $383 15.3 L+16 A-6B* Aaa $200 11.6 L+12 A-6C* Aaa $200 11.8 L+12 B Aa1 $93 11.7 L+21 *Reset rate notes Moody's Amt AL(1) Pricing A-1 Aaa $468 3.0 L+1 A-2 Aaa $195 5.0 L+5 A-3 Aaa $359 7.0 L+14 A-4 Aaa $332 9.8 L+18 A-5 Aaa $720 14.0 L+27 B Aa1 $73 11.6 L+29 C A2 $101 10.5 L+40 (1) Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained at http://www2.salliemae.com/investors/debtasset/slmsltrusts/. Actual average life may vary significantly from estimates.

1H 2006 ABS Issuer Rankings 3% $11.3 Credit Suisse 10 (in equivalent US$ billions) 5% $21.2 Lehman 5 4% $18.4 Sallie Mae 6 4% $18.1 Washington Mutual 7 3% $14.4 JP Morgan 8 3% $13.7 Ameriquest 9 6% $27.0 Morgan Stanley 2 1H 2006 US$ ABS Issuance by Issuer 100.0% $436.1 Total 5% $22.1 General Motors 4 5% $22.6 Citigroup 3 7% $28.9 Countrywide 1 MARKET SHARE PROCEEDS ISSUER RANK 2% $1.1 US Education Corp 10 (in equivalent US$ billions) 3% $1.9 First Marblehead 5 3% $1.6 Wachovia 6 3% $1.5 College Loan Corp 7 2% $1.2 Brazos 8 2% $1.1 GCO 9 9% $4.1 Nelnet, Inc. 2 1H 2006 Student Loan ABS by Issuer 100.0% $47.4 Total 4% $2.0 CLF 4 5% $2.3 Student Loan Corp 3 38% $18.4 Sallie Mae 1 MARKET SHARE PROCEEDS ISSUER RANK

SLM U.S. Government Guaranteed Student Loan ABS

SLM FFELP ABS Issue Characteristics U.S. Government guaranteed collateral Issue size $1.5B to $3.0(+)B Tranches denominated in US$ or Euros 'Aaa/AAA/AAA' rated senior tranches make up 97% of issue structure 20% risk based capital weighting, in most countries Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance Amortizing tranches, with 1 to 15(+) year average lives Reset Rate Notes offer 'soft bullet' maturities for selected issues Serviced by SLM Corporation, designated an "Exceptional Performer" by the U.S. Department of Education Typical SLM FFELP ABS Transaction Features -

Shorter term "soft bullet" US$ fixed rate, Euro and Sterling tranches, backed by long- dated collateral Remarketed at a date certain prior to the expected maturity date, typically 3, 5 , 7 or 10 years from issuance Successful remarketing or call provides for full repayment of outstanding reset rate notes on remarketing date $13.9 billion of reset rate notes issued to date SLM FFELP ABS Reset Rate Notes SLM FFELP ABS 'Soft Bullet' Fixed Rate, Euro and Sterling Structures -

Class A Notes pay sequentially A-4, A-5, A-6 and A-7 Reset Rate Note remarketing dates occur well in advance of expected amortization of underlying collateral SLM Trust 2004-10 Reset Rate Note Structure Amortization Illustration Outstanding Balance A-1 Description EUR FRN Soft Bullet USD FRN A-2 A-3 USD FRN A-4 A-5A/B USD FRN GBP FXD Soft Bullet A-7A/B Time USD FRN Soft Bullet A-6A/B A-8 USD FRN Soft Bullet USD FRN Soft Bullet 1 A-4 Reset st 1 A-5 Reset st 1 A-6 Reset st 1 A-7 Reset st 1 A-8 Reset st

SLM FFELP ABS Relative Value SLM FFELP 'AAA' ABS spreads track 'AAA' prime credit card ABS, yet SLM FFELP ABS collateral is backed by an explicit U.S. government guarantee Source: Merrill Lynch Research. 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 FFELP 22 22 22 22 22 22 22 22 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 19 18 18 18 18 18 18 18 18 18 15 15 14 14 14 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 14 14 15 15 15 15 15 15 15 14 14 14 14 14 13 13 13 13 13 13 13 13 11 11 11 11 11 10 10 10 10 10 8 8 8 8 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 FFELP 2 2 2 2 4 4 3 3 3 3 3 3 3 3 3 3 3 3 4 4 4 4 4 4 4 4 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 4 4 4 4 4 3 3 3 3 2 2 3 3 3 3 3 3 3 3 3 3 3 3 3 4 4 4 4 3 3 3 3 2 2 2 2 2 2 2 2 2 2 2 2 1 1 1 1 1 1 1 1 0 0 0 0 1 1

SLM 'AAA' FFELP vs. US Agencies Maturity (yrs.) (1) Spreads as of July 25, 2006. US Agency spreads average of Fannie Mae and Freddie Mac LIBOR equivalent spreads. Source: Various dealers. Sallie Mae 'AAA' FFELP ABS offers wider new issue spreads than U.S. agency debentures across all maturities SLM ABS (floating rate issuance) Agency debenture (fixed rate issuance) 1 -3 -15.5 2 -2 -18 3 -1 -17.5 5 3 -15 7 8 -15 10 11 -14.5 SLM 'AAA' FFELP ABS (1) US Agency Debt (1) 17bps 23bps 26bps 12bps 18bps 16bps

SLM 'AAA' FFELP ABS Spread Performance vs. Agencies SLM FNMA Current 5 -13 Max 12 6 Min 3 -20 Mean 8 -9 Std Dev 3 4 (1) 5-year unsecured Fannie Mae, rolling weekly average LIBOR equivalent pricing. Source: Various dealers. Spread to LIBOR on SLM 'AAA' FFELP ABS vs. U.S. Agencies Dec 2002 - July 2006 5-Year SLM 'AAA' FFELP ABS 5-Year Fannie Mae (1)

SLM Private Credit Student Loan ABS Program

SLM Private Credit ABS Issue Characteristics Issue size $1.0B to $2.0B US$ denominated Student loan collateral not guaranteed by the U.S. Government 'Aaa/AAA/AAA' rated class A senior tranches, 'Aa3/A/AA' rated Class B and 'A3/BBB/A' rated class C subordinate tranches Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance Typically amortizing tranches, with 1 to 15 year average lives Serviced by SLM Corporation Typical SLM Private Credit ABS Transaction Features -

SLM Private Credit Loan Programs (1) Minimum FICO score for standard programs. Prior to July 1, 2001 the minimum FICO score was 630. Minimum FICO score subject to exceptions, representing a limited percentage of the portfolio. Custom loan origination programs have been negotiated with certain schools where the FICO cut-off may be lower. In certain cases, Sallie Mae has recourse to the school for these custom program loans. SLM Private Credit Loan Program Characteristics -

SLM Private Credit Cumulative ABS Issuance SLM Private Credit ABS Issuance SLM Managed Private Education Loans Outstanding(1) (1) Gross outstandings for total managed portfolio, before deducting loan loss allowance and unamortized discount. 2001 2002 2003 2004 2005 1H 2006 Higher Education 3.6 5 7.4 10 15.6 17.8 Career Training 0.8 1.1 1.3 1.6 1.9 2.1 2001 2002 2003 2004 2005 1H 2006 Issuance Volume 0.7 4.472 7.3 10.7 15.2 In addition to the $10.7B of private credit loan ABS issued by SLM thru year end 2005, SLM issued another $4.5B of private credit loan ABS in the first six months of 2006

SLM Private Credit ABS Relative Value 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 Private 11 11 11 11 10 10 10 10 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 10 10 10 10 9 9 9 9 9 9 9 9 9 9 8 8 7 7 7 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 5 4 4 4 4 4 4 4 4 4 4 4 4 3 3 3 3 3 2 2 2 1 1 1 1 2 2 Cards 5 5 5 5 4 4 4 4 4 4 4 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 4 4 3 3 3 2 2 2 2 2 2 3 4 4 4 4 3 3 3 3 3 4 4 4 5 4 4 4 4 3 3 3 3 3 3 3 3 3 3 3 3 2 2 2 2 2 2 2 2 2 2 2 2 1 1 1 1 1 3/28/2003 4/4/2003 4/11/2003 4/17/2003 4/25/2003 5/2/2003 5/9/2003 5/16/2003 5/22/2003 5/30/2003 6/6/2003 6/13/2003 6/20/2003 6/27/2003 7/3/2003 7/11/2003 7/18/2003 7/25/2003 8/1/2003 8/8/2003 8/15/2003 8/22/2003 8/29/2003 9/5/2003 9/12/2003 9/19/2003 9/26/2003 10/3/2003 10/10/2003 10/17/2003 10/24/2003 10/31/2003 11/7/2003 11/14/2003 11/21/2003 11/28/2003 12/5/2003 12/12/2003 12/19/2003 12/26/2003 1/2/2004 1/9/2004 1/16/2004 1/23/2004 1/30/2004 2/6/2004 2/13/2004 2/20/2004 2/27/2004 3/5/2004 3/12/2004 3/19/2004 3/26/2004 4/2/2004 4/9/2004 4/16/2004 4/23/2004 4/30/2004 5/7/2004 5/14/2004 5/21/2004 5/28/2004 6/4/2004 6/11/2004 6/18/2004 6/25/2004 7/2/2004 7/9/2004 7/16/2004 7/23/2004 7/30/2004 8/6/2004 8/13/2004 8/20/2004 8/27/2004 9/3/2004 9/10/2004 9/17/2004 9/24/2004 10/1/2004 10/8/2004 10/15/2004 10/22/2004 10/29/2004 11/5/2004 11/12/2004 11/19/2004 11/26/2004 12/3/2004 12/10/2004 12/17/2004 12/24/2004 12/31/2004 1/7/2005 1/14/2005 1/21/2005 1/28/2005 2/4/2005 2/11/2005 Private 44 44 44 44 43 43 43 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 40 39 39 39 39 39 39 39 38 38 38 38 38 38 38 38 33 33 30 30 28 28 28 28 28 20 20 18 18 18 18 18 18 18 19 19 19 19 19 19 19 19 19 19 19 19 19 18 17 17 17 17 17 17 17 17 17 16 16 16 15 15 15 15 15 14 14 14 13 13 13 13 13 13 Cards 18 18 19 19 19 19 18 18 17 17 17 17 17 17 17 17 17 16 16 16 16 16 16 16 17 16 16 12 12 12 12 12 12 14 13 13 13 13 13 13 13 12 12 12 12 13 13 13 13 12 12 12 12 13 13 13 13 13 13 13 13 14 14 14 14 14 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 12 12 12 11 10 10 9 9 9 9 9 9 8 8 8 7 7 Spreads on SLM Private Credit ABS tightened over the past two years, until widening recently relative to credit card ABS Source: Merrill Lynch Research.

SLM 2006-B Private Credit Student Loan ABS

SLM Private Credit Student Loan Trust 2006-B Transaction Structure The structure of SLM 2006-B is similar to prior Sallie Mae Private Credit ABS issues(1) - (1) Preliminary, subject to change. (2) Estimated based on a variety of assumptions concerning loan repayment behavior. Actual average life and repayment characteristics may vary significantly from estimates. (3) Percent of Initial Asset Balance. (4) Percent of Current Asset Balance.

SLM 2006-B Summary Pool Characteristics Loan Programs % Co-Borrower as Obligor Borrower Payment Status Pool Weighted Original Average FICO Score 718 Pool Weighted Current Average FICO Score 708 Average Borrower Indebtedness $12,016 Weighted Average Remaining Term 201 months No Co-Borrower Co-Borrower East 0.421 0.579 Undergraduate/Graduate Law Loans MBA Loans Medical Loans East 0.854 0.098 0.022 0.026 Grace Deferment In School Forebearance Repayment East 0.136 0.008 0.659 0.032 0.165

SLM 2006-B FICO Distribution at Loan Origination(1) If there is a co-borrower, the co-borrower's FICO was used. Loans with FICO scores greater than zero and less than 630 is less than 0.03% of the portfolio. Approximately 11.1% of the trust consists of student loans where no FICO scores were currently available or which were underwritten without relying upon FICO scores. <630 630-639 640-659 660-679 680-699 700-719 720-739 740-759 760-779 780-799 800+ FICO Score at Origination 0.0003 0.0195 0.0974 0.1166 0.1229 0.1233 0.104 0.0921 0.0861 0.0778 0.0486 (2)

SLM Private Credit ABS Prepayment Analysis

Additional Information

"Core Earnings" Presentation Used by SLM's management in developing financial plans, tracking results, establishing corporate performance targets and determining incentive compensation Used by equity investors, credit rating agencies and debt capital providers to measure the company's business performance Treat securitizations as long-term financings, and exclude from "Core Earnings" (i) gains on sales from securitizations, (ii) derivatives mark-to-market adjustments, (iii) floor income, and (iv) amortization of acquired intangibles Reflect only current period adjustments to GAAP earnings and are not a substitute for reported results under GAAP May not be comparable to similarly titled measures reported by other companies Note: Both a description of SLM's "Core Earnings" treatment and a full reconciliation to the GAAP income statement is contained in the supplemental earnings disclosure to the company's quarterly earnings releases and most recent Form 10-K. "Core Earnings" Performance Measures -

2001 2002 2003 2004 2005 1H 2006 Stafford/PLUS 50 47.052 45.524 47 40.658 41.962 Consolidation 17 25.25 34.96 49 65.434 69.195 Private Education 4.416 5.822 8.305 11 16.437 19.023 Growth 0.142 0.14 0.14 0.15 $78 $89 $107 $123 SLM Summary Financial Performance 2001 2002 2003 2004 2005 1H 2006 "Core Cash" Net Income 624 690.3 925.9 986 1131 607 $72 (1) 2004 "Core Earnings" net income adjusted for costs associated with the wind-down of the GSE and other items disclosed separately in the Company's quarterly earnings releases. $130

Additional Information Available at www.salliemae.com Additional Information Available at www.salliemae.com

Debt Investor Relations Contact Information Guido van der Ven Vice President, Corporate Finance Sallie Mae, Inc. 36 Leitch Avenue Skaneateles, NY 13152 315-685-9825 guido.e.vanderven@slma.com Leo Subler Managing Director, Corporate Finance Sallie Mae, Inc. 12061 Bluemont Way Reston, VA 20190 703-984-5564 leo.subler@slma.com